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                                                                  EXHIBIT 10.4.2


                CONSOLIDATED, AMENDED AND RESTATED MORTGAGE NOTE

$80,000,000.00                                                      May 22, 2003
                                                              New York, New York

         This CONSOLIDATED, AMENDED AND RESTATED MORTGAGE NOTE dated the date first set forth above, made by LODGIAN DENVER LLC, LODGIAN NORTH MIAMI LLC, LODGIAN COCONUT GROVE LLC, LODGIAN AUGUSTA LLC, LODGIAN FLORENCE LLC, LODGIAN FORT MITCHELL LLC, LODGIAN LAFAYETTE LLC, LODGIAN MERRIMACK LLC, LODGIAN HAMBURG LLC, LODGIAN SYRACUSE LLC, LODGIAN CINCINNATI LLC, LODGIAN TULSA LLC, LODGIAN JACKSON LLC, LODGIAN MEMPHIS LLC, LODGIAN COLCHESTER LLC, LODGIAN BRIDGEPORT LLC, LODGIAN FAIRMONT LLC, and LODGIAN MORGANTOWN LLC, each a Delaware limited liability company having its principal place of business at c/o Lodgian, Inc., 3445 Peachtree Road, N.E. -- Suite 700, Atlanta, Georgia 30326 (collectively, "Maker"), to and for the benefit of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Payee").

                              W I T N E S S E T H:

                  WHEREAS, Payee is the owner and holder of those certain promissory notes described on Schedule A hereto (collectively, the "Underlying Notes"); and

                  WHEREAS, Maker has assumed the obligations of obligor and maker under the Underlying Notes as if the original makers thereunder;

                  WHEREAS, Maker and Payee desire to consolidate the indebtedness evidenced by the Underlying Notes to form a single indebtedness, and to amend and restate the terms and conditions of the Underlying Notes in their entirety in the manner set forth herein.

                  NOW, THEREFORE, by Maker's execution and delivery of this Note, and Payee's acceptance of delivery of this Note, the indebtedness evidenced by the Underlying Notes is hereby consolidated to form a single indebtedness, this Note is deemed to amend and restate the terms of the Underlying Notes and the Underlying Notes are hereby amended and restated in their entirety to read as follows:

                  FOR VALUE RECEIVED LODGIAN DENVER LLC, LODGIAN NORTH MIAMI LLC, LODGIAN COCONUT GROVE LLC, LODGIAN AUGUSTA LLC, LODGIAN FLORENCE LLC, LODGIAN FORT MITCHELL LLC, LODGIAN LAFAYETTE LLC, LODGIAN MERRIMACK LLC, LODGIAN HAMBURG LLC, LODGIAN SYRACUSE LLC, LODGIAN CINCINNATI LLC, LODGIAN TULSA LLC, LODGIAN JACKSON LLC, LODGIAN MEMPHIS LLC, LODGIAN COLCHESTER LLC, LODGIAN BRIDGEPORT LLC, LODGIAN FAIRMONT LLC, and LODGIAN MORGANTOWN LLC, each a Delaware limited liability company having its principal place of business at c/o Lodgian, Inc., 3445 Peachtree Road, N.E. -- Suite 700, Atlanta, Georgia 30326 (collectively, "Maker"), promises to pay to the order of LEHMAN BROTHERS HOLDINGS


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INC., a Delaware corporation ("Payee"), at its principal place of business at
399 Park Avenue, New York, New York 10022, or at such place as the holder hereof may from time to time designate in writing, the principal sum of Eighty Million and 00/100 Dollars (the "Loan"), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (as such term is defined in Section 2 hereof), and to be paid in installments as follows:

                  (a) On the date hereof, a payment of interest only at the Applicable Interest Rate as of the date hereof, calculated in accordance with Section 3 hereof, for the period commencing on the date hereof and ending on, and including, the last day of the month in which this Note is executed; and

                  (b) Monthly payments of principal and interest in the amount calculated in accordance with Section 3 hereof, on the first day of each calendar month beginning with the first day of the second full calendar month after the date hereof (each, a "Payment Date"), which monthly payment amount is subject to further recalculation based upon mandatory prepayment described in
Section 9(c) hereof;

with the entire outstanding principal balance, together with accrued and unpaid interest and any other amounts due under this Note, shall be due and payable on the maturity date of the Loan, as determined in accordance with Section 1 hereof.

                  1.       LOAN TERM.

                  (a) The Loan shall be for a term of two years, and shall mature on the second anniversary of the first day of the first full calendar month following the date hereof or, if the date hereof is the first day of a calendar month, then on the second anniversary of the date hereof (the "Initial Maturity Date").

                  (b) Maker shall have a one-time option to extend the term of the Loan for an additional 12-month period beginning on the Initial Maturity Date (the "Extension Period") and, if so extended, the Loan shall mature on the third anniversary of the first day of the first full calendar month following the date hereof or, if the date hereof is the first day of a calendar month, then on the third anniversary of the date hereof (the "Extended Maturity Date"; the Initial Maturity Date or the Extended Maturity Date, as applicable, the "Applicable Maturity Date"), subject to satisfaction of the following conditions:

                  (i) Not less than 60 days, and not more than 120 days, prior to the Initial Maturity Date, Maker shall give Payee written notice of its election to extend the term of the Loan (the "Election Notice"), which election shall be irrevocable once written notice is given;

                  (ii) On or before the Initial Maturity Date, Maker shall pay to Payee an extension fee in the amount of $3,000,000.00; and

                  (iii) At the time the Election Notice is given and on the Initial Maturity Date, no Event of Default (as such term is defined in Section 7 hereof) shall have occurred and be continuing, and no event which, with the passage of time or the giving of notice, or both, would constitute a monetary Event of Default, shall have occurred and be continuing.

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                  2.       APPLICABLE INTEREST RATE.

                  (a) Interest on the Loan shall accrue and be payable at "USD-LIBOR-BBA" (as such term is defined in subsection (b) of this Section) plus the applicable Spread (as such term is defined in subsection (c) of this Section) as calculated from time to time (the "LIBOR Rate").

                  (b) As used herein, the term "USD-LIBOR-BBA" means, with respect to each "Interest Period", the rate for deposits in United States dollars for a one-month period which appears on the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. dollar deposits) as of 11:00 a.m. London time on the day that is two "London Banking Days" preceding the "Reset Date". If such rate does not appear on Telerate Page 3750, the rate for that Interest Period shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by Payee to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. Payee shall request the principal London office of any four major reference banks in the London interbank market selected by Payee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, USD-LIBOR-BBA for such Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, USD-LIBOR-BBA for such Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Payee, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in United States dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The term "Interest Period" shall mean the respective 30-day term of a particular LIBOR contract. The term "Reset Date" shall mean the first day of an Interest Period. The term "London Banking Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks in the City of London are required or permitted to be closed for interbank or foreign exchange transactions. USD-LIBOR-BBA shall be adjusted prospectively for reserve requirements that are applicable to Payee which become effective on or after the date hereof.

                  (c) As used in this Note, the term "Spread" shall mean the number of basis points added to LIBOR to determine the LIBOR Rate from time to time. During the term of the Loan, the Spread shall be 525 basis points (5.25%).

                  (d) As used in this Note the term "Applicable Interest Rate" shall mean the greater of: (i) the LIBOR Rate as applicable from time to time; and (ii) seven and one-quarter percent (7.25%) per annum.


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                  3.       CALCULATION OF INTEREST; APPLICATION OF PAYMENTS.

                  (a) Interest on the outstanding principal balance of this Note shall be calculated by multiplying the actual number of days elapsed in any given payment period by a daily rate based on a 360-day year. Interest shall be payable for the full number of days in any given payment period.

                  (b) The LIBOR Rate, and the amount of interest payable monthly, shall be recalculated at each LIBOR Reset Date.

                  (c) The amount of principal and interest payable monthly shall be recalculated at each LIBOR Reset Date on the basis of a 25-year amortization schedule from the first Payment Date.

                  (d) Payments under this Note shall be applied in accordance with that certain Loan Agreement dated as of the date hereof between Maker and Payee (the "Loan Agreement"). All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

                  4.       ADDITIONAL INTEREST.

                  Maker shall pay to Payee, in addition to any other amounts due hereunder, additional interest in the amount of $4,400,000.00 (the "Additional Interest"). The Additional Interest shall be fully earned on the date hereof, and shall be payable on the earlier to occur of: (a) the Applicable Maturity Date, (b) Maker's payment of the partial prepayment made under Section 9(c) hereof (in connection with such partial payment, only a pro rata portion of Additional Interest is payable from the partial prepayment amount in accordance with the terms of Section 9(c)), and (c) the earlier repayment in full of the Loan, at maturity, by acceleration or otherwise. In addition, payments in respect of the Additional Interest shall be made pursuant to the provisions of
Section 2 of the Loan Agreement. The amount of the Additional Interest shall be decreased by $800,000.00 to an amount equal to $3,600,000.00 if Maker makes the mandatory principal prepayment in accordance with Section 9(c) hereof.

                  5.       SECURITY FOR THE LOAN.

                  (a) This Note is secured by: (i) those certain mortgage, deed of trust or deed to secure debt instruments, each dated as of the date hereof from each of the parties constituting Maker to Payee (individually or collectively as the context may require, the "Mortgage") affecting the real property and improvements (or, leasehold interests in such real property and improvements, as applicable) more particularly described on Schedule B hereto (collectively, the "Mortgaged Property"); (ii) those certain instruments titled Assignment of Leases and Rents each dated as of the date hereof from each of the parties constituting Maker to Payee (collectively, the "Assignment"); (iii) an Environmental Indemnity Agreement dated as of the date hereof among Payee, Maker and Lodgian, Inc. (the "Environmental Agreement"); and (iv) such other documents now or hereafter executed by Maker, one or more entities comprising Maker and/or Lodgian, Inc., in any capacity, and by or in favor of Payee, which wholly or partially secure or guarantee payment of this Note including, without limitation, any collateral assignments and reserve and/or escrow accounts (such other documents, collectively, the "Other Security Documents").


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                  (b)      As used herein, the term "Loan Documents" means,
collectively, this Note, the Mortgage, the Loan Agreement, the Assignment, the Environmental Agreement, the Other Security Documents and any and all other documents executed by any entity comprising Maker and/or Lodgian, Inc., in any capacity, in connection with the Loan.

                  6. LATE CHARGE. If any sum payable under this Note (other than the entire Debt (as such term is defined in Section 7 hereof) payable on or before the Applicable Maturity Date) is not paid prior to the tenth (10th) day after the date such payment is due, Maker shall pay to Payee on demand an additional amount equal to five (5%) percent of such unpaid sum to defray the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment, and such additional amount shall be secured by the Mortgage, the Assignment and the Other Security Documents.

                  7. EVENTS OF DEFAULT. The entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon and all other sums due under the Loan Documents including, without limitation, the Additional Interest (all such sums, collectively, the "Debt"), or any portion thereof, shall without notice become immediately due and payable at the option of Payee: (a) if any payment required in this Note is not paid prior to the tenth (10th) day after the date when due or on the Applicable Maturity Date; or
(b) upon the happening of any other Event of Default under and as defined in the Loan Agreement (each of the foregoing, an "Event of Default"). In the event that Payee retains counsel to collect the Debt or to protect or foreclose the security provided in connection herewith, Maker also agrees to pay on demand all costs of collection incurred by Payee, including reasonable attorneys' fees for the services of counsel whether or not suit be brought.

                  8. DEFAULT RATE INTEREST. Maker does hereby agree that upon the occurrence of an Event of Default, including Maker's failure to pay the Debt in full on the Applicable Maturity Date, Payee shall be entitled to receive, and Maker shall pay, interest on the entire outstanding principal balance and any other amounts due at the rate equal to the lesser of (a) the maximum rate permitted by applicable law; and (b) the Applicable Interest Rate plus three and one-quarter (3.25%) percent (the lesser of such rates in (a) or (b), the "Default Rate"); provided, however, that with respect to an Event of Default of the type described in Section 24(a) of the Loan Agreement, such rate of interest shall apply from and after the date on which any such payment is due, without any period of grace or cure. Interest shall accrue and be payable at the Default Rate from the occurrence of the Event of Default until all such Events of Default have been fully cured. Interest at the Default Rate shall be added to the Debt, and shall be deemed secured by the Mortgage, the Assignment and the Other Security Documents. This provision, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.

                  9. PREPAYMENT. (a) The principal balance of this Note may be prepaid, in whole or (subject to the provisions of subsection (b) of this Section) in part, upon: (i) not less than 30 days prior written notice to Payee specifying the date on which prepayment is to be made (the "Prepayment Date");
(ii) payment of accrued interest to and including the Prepayment Date, including the Additional Interest (or, in the case of a partial prepayment pursuant to subsection (b) of this Section but excluding principal amortization payments pursuant to Section 2 of the Loan Agreement, a portion of the Additional Interest, pro rata in proportion to the amount that

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such principal prepayment bears to the outstanding principal balance of the
Loan); and (iii) payment of all other sums then due under this Note, the Loan Agreement, the Mortgage, the Assignment and the Other Security Documents. If any such notice of prepayment is given, the principal amount set forth in such notice and the other sums required under this Section shall be due and payable on the Prepayment Date.

                  (b) Partial prepayments of principal hereunder shall be permitted only: (i) in accordance with Section 2 of the Loan Agreement, (ii) upon a casualty or condemnation event in accordance with the terms of the Loan Agreement; (iii) in connection with a partial release of a property comprising a portion of the Mortgaged Property pursuant to Section 61 of the Loan Agreement; or (iv) as provided in this Section 9 of this Note. The amounts to be paid in connection with a partial prepayment are set forth in subsection (a) of this Section.

                  (c) If on or before the first day of the tenth full calendar month following the date hereof Maker makes one or more prepayments of at least $20,000,000.00 in the aggregate to Payee, which Payee shall apply in reduction of the then outstanding principal balance of the Loan and the Additional Interest (allocated pro-rata between the then outstanding principal balance of the Loan and the outstanding balance of the Additional Interest), (i) the Additional Interest shall be reduced as provided in Section 4 hereof and
(ii) the monthly principal payment amount due under this Note shall be recalculated for the remainder of the term of the Loan to the amount necessary to amortize the Loan (as so reduced) based on a 25-year amortization schedule and a loan constant based on the Applicable Interest Rate on the date hereof.

                  10. LIMITATIONS ON RECOURSE. (a) Subject to the qualifications set forth in this Section, Payee shall not enforce the liability and obligation of Maker to perform and observe the obligations contained in this Note, the Loan Agreement, the Mortgage, the Assignment, the Other Security Documents or the other Loan Documents by an action or proceeding wherein a money judgment shall be sought against Maker, any member, stockholder, partner, employee, officer or director of Maker (each a "Related Party") except that Payee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Payee to enforce and realize upon this Note, the Mortgage, the Assignment, the Other Security Documents, and the interests in the Mortgaged Property and any other collateral given to Payee pursuant to the Mortgage, the Assignment, the Other Security Documents and the other Loan Documents; provided, however, that, except as specifically provided in this Section, any judgment in any such action or proceeding shall be enforceable against Maker only to the extent of each Maker's respective interest in the Mortgaged Property and in any other collateral given to Payee. Payee, by accepting this Note, the Loan Agreement, the Assignment, the Mortgage, the Other Security Documents and the other Loan Documents, agrees that it shall not sue for, seek or demand any personal liability of or any deficiency judgment against Maker or any Related Party in any such action or proceeding, under, by reason of or in connection with the Mortgage, the Loan Agreement, the Assignment, the Other Security Documents, this Note or the other Loan Documents. The provisions of this Section shall not, however: (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Mortgage, the Loan Agreement, the Assignment, the Environmental Agreement, the Other Security Documents, this Note or the other Loan Documents; (ii) impair the right of Payee to name Maker as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any guaranty or indemnity agreement made in connection with the Mortgage, the Loan Agreement, this Note, the Assignment, the Other Security Documents or the other Loan


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Documents; (iv) impair the right of Payee to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment; (vi) impair the right of Payee to bring suit with respect to fraud or intentional misrepresentation by Maker or any other person or entity in connection with the Mortgage, the Loan Agreement, this Note, the Assignment, the Environmental Agreement, the Other Security Documents or the other Loan Documents; or (vii) affect the validity or enforceability of the Environmental Agreement or limit the liability of Maker or any other party thereunder. Anything herein to the contrary notwithstanding, Payee shall have the right in a foreclosure action to name as defendants Maker and any guarantor of any of Maker's obligations hereunder, by reason of their potential liability for the entire Debt or Payee's losses, as the case may be, as more particularly set forth in this Section. Nothing herein shall limit any personal liability of a Related Party for the payment of the Debt or any other sum due under this Note, the Loan Agreement, the Mortgage, the Assignment, the Other Security Documents or the other Loan Documents, or for the performance or observance of any other obligation of Maker under any guaranty, indemnity or similar agreement executed by such Related Party for personal obligations expressly set forth in such guaranty, indemnity or similar agreement.

                  (b) Nothing herein shall be deemed to be a waiver of any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the debt owing to Payee in accordance with this Note, the Loan Agreement, the Mortgage, the Assignment, the Environmental Agreement, the Other Security Documents and the other Loan Documents.

                  (c) Notwithstanding the foregoing provisions of this Section or any other provision in the Loan Documents, Maker (but not any Related Party, other than pursuant to a written instrument executed by such Related Party specifically providing for such liability) shall be fully liable for and shall indemnify Payee for any or all loss, cost, liability, judgment, claim, damage or expense sustained, suffered or incurred by Payee (including, without limitation, Payee's reasonable attorneys' fees and reasonable out of pocket expenses) arising out of or attributable or relating to:

                  (i) the gross negligence or willful misconduct of Maker, or of Maker's principals or guarantor of the Loan;

                  (ii) the physical waste or willful destruction of the Mortgaged Property;

                  (iii) the breach of provisions in any of the Loan Documents concerning Environmental Laws, Hazardous Substances and Asbestos, and any indemnification of Payee or other indemnitor therein with respect to such Environmental Laws, Hazardous Substances and Asbestos;

                  (iv) the removal or disposal of any portion of the personal property comprising the Mortgaged Property in violation of the Loan Documents;

                  (v) the failure to satisfy and remove any mechanic or materialman liens against the Mortgaged Property to the extent there was available cash derived from the operation of the Mortgaged Property to pay the same or the work relating to such liens was not approved by Payee or permitted under the Loan Documents;

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                  (vi)     the failure to satisfy Taxes and Other Charges (as
         such terms are defined in the Loan Agreement) as required by Section 5 of the Loan Agreement to the extent there was available cash derived from the operation of the Mortgaged Property to pay same;

                  (vii) any security deposits or advance deposits collected with respect to the Mortgaged Property which are not delivered to Payee upon a foreclosure of the Mortgaged Property or action in lieu thereof;

                  (viii) the failure of Maker (A) to comply with the single purpose entity requirements and covenants set forth in Section 11 of the Loan Agreement, with Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended, (B) to pay brokers' commissions or fees, (C) maintain required insurance policies with respect to the Mortgaged Property and the operation thereof as set forth in Section 4 of the Loan Agreement, or (D) obtain prior consent of Maker with respect to material leases on or affecting the Mortgaged Property in accordance with the Loan Agreement and the Assignment;

                  (ix) any amendment, modification, cancellation or termination of any ground leases which constitute a portion of the Mortgaged Property without Payee's prior written consent;

                  (x) the misappropriation, misapplication, conversion or any application of insurance proceeds, condemnation awards, rents or security deposit in violation of the Loan documents (including interference with the operation of that certain Security Agreement and Lockbox Agreement dated as of the date hereof among Maker, Payee and Maker's loan servicer; and/or

                  (xi) the intentional failure of Maker to comply with other legal requirements applicable to the Mortgaged Property or the operation thereof.

                  (d) Notwithstanding the foregoing, the agreement of Payee not to pursue recourse liability against Maker as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force or effect in the event of: (i) any fraud or material intentional misrepresentation by Maker or any principal of Maker or guarantor of the Loan in connection with the Loan, including, without limitation, any financial information concerning Maker, principal of Maker or any guarantor of the Loan proving to be fraudulent in any respect, containing any fraudulent information or misrepresenting in any material respect the financial condition of Maker or any guarantor of the Loan;
(ii) any contest of the validity or enforceability of any or all of the Loan Documents; provided, however, that Maker shall be permitted to allege that no default occurred under the Loan Documents and that Maker is in compliance with the Loan Documents; (iii) any violation of the due-on-sale or due-on-encumbrance provisions of Section 13 of the Loan Agreement; (iv) Maker's failure, which failure continues after expiration of all applicable notice and cure provisions,
(A) to permit on-site inspections in accordance with the Loan Documents, (B) to deliver financial statements expressly required by the Loan Documents or (C) to deliver estoppel certificates concerning the status of the Loan in accordance with the Loan Documents; (iv) a voluntary bankruptcy filing by Maker, or an involuntary filing against Maker (if such case is not dismissed within ninety
(90) days) provided such filing was facilitated, coordinated or directed by Maker, any of its principals or affiliates, or any guarantor of the Loan; provided, however, that, the failure of any of Maker's principals or affiliates to


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advance or contribute funds or assets shall not be deemed to be a facilitation of any such filing; (v) any amendment or modification of the organizational documents of Maker or any constituent partner, member or other person or entity, in each case without the prior written consent of Payee and in violation of the single purpose entity and/or bankruptcy remoteness requirements of Section 11 of the Loan Agreement; (ix) any violation of the provisions waiving jury trial or counterclaims (other than compulsory counterclaims) contained in the Loan Documents; and/or (x) any assertion in legal proceedings by Maker, any principal of Maker or any guarantor of the Loan that (a) Payee has modified the Loan Documents other than by written instrument signed by Payee, (b) Payee has waived the provisions of the Loan Documents by failing to require Maker's strict performance of the terms thereof or (c) Maker's and Payee's relationship is other than that of a debtor/creditor arising under the Loan Documents.

                  11. NO USURY. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee shall be credited to the principal balance of this Note and all other Debt (or, if this Note and all other Debt have been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law and so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

                  12. TRANSFERS NOT PERMITTED. Without the prior written consent of Payee, Maker shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer, or permit the transfer of, directly or indirectly, the Mortgaged Property or ownership interests of Maker, except as permitted in the Loan Agreement.

                  13. AUTHORITY. Maker represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Mortgage and the other Loan Documents and that this Note, the Mortgage and the other Loan Documents constitute valid and binding obligations of Maker.

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                  14.      NOTICES. All notices or other communications required
or permitted to be given pursuant hereto shall be given in the manner specified in the Loan Agreement directed to the parties at their respective addresses as provided therein.

                  15. WAIVER OF JURY TRIAL. MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, THE LOAN AGREEMENT, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

                  16. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles) and the applicable laws of the United States of America.

                  17.      MISCELLANEOUS.

                  (a) No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who might be or become liable for the payment of all or any part of the Debt, under the Loan Documents.

                  (b) Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of non-payment, notice of intent to accelerate the maturity hereof and of acceleration.

                  (c) This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                  (d) Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators.

                  (e) If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

                  (f) This Note represents a continuation of an existing debt, subject to the amendment and restatement of certain terms, as set forth herein and in the other Loan Documents. The Underlying Notes are amended and restated and superseded in their entirety by this Note, but the indebtedness evidenced by the Underlying Notes shall not be discharged or impaired by the execution and delivery of this Note, and the execution and delivery of this Note is not intended to constitute a novation of the Underlying Notes nor impair or modify the priority of any security document executed in connection therewith.

                  (g) This Note may be executed in any number of counterparts and each such duplicate original shall be deemed to be an original.

                  IN WITNESS WHEREOF, Maker has duly executed this Note and Payee, by its signature, has accepted this Note, on the day and year first above written.

                                     MAKER:

                                     LODGIAN DENVER LLC
                                     LODGIAN NORTH MIAMI LLC
                                     LODGIAN COCONUT GROVE LLC
                                     LODGIAN AUGUSTA LLC
                                     LODGIAN FLORENCE LLC
                                     LODGIAN FORT MITCHELL LLC
                                     LODGIAN LAFAYETTE LLC
                                     LODGIAN MERRIMACK LLC
                                     LODGIAN HAMBURG LLC
                                     LODGIAN SYRACUSE LLC
                                     LODGIAN CINCINNATI LLC
                                     LODGIAN TULSA LLC
                                     LODGIAN JACKSON LLC
                                     LODGIAN MEMPHIS LLC
                                     LODGIAN COLCHESTER LLC
                                     LODGIAN BRIDGEPORT LLC
                                     LODGIAN FAIRMONT LLC
                                     LODGIAN MORGANTOWN LLC


                                     By:      /s/ Daniel E. Ellis
                                        ---------------------------------------
                                     Name:  Daniel E. Ellis
                                     Authorized Signatory/VP & Secretary

         NOTICE TO CO-SIGNER: YOUR SIGNATURE ON THIS NOTE MEANS THAT YOU
        ARE EQUALLY LIABLE FOR REPAYMENT OF THIS LOAN. IF ANY MAKER DOES
           NOT PAY, THE PAYEE HAS A LEGAL RIGHT TO COLLECT FROM YOU.

                                     PAYEE:

                                     LEHMAN BROTHERS HOLDINGS INC.


                                     By:      /s/ Joseph J. Flannery
                                        ---------------------------------------
                                     Name:  Joseph J. Flannery
                                     Authorized Signatory


                                [ACKNOWLEDGMENT]

STATE OF NEW YORK )
                  )  ss.:
COUNTY OF NEW YORK)

                  On the 21st day of May in the year 2003 before me, the undersigned, personally appeared Daniel E. Ellis, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of New York.

(Notarial Seal)                                  /s/ Ellen Warren
                                                 ------------------------------
                                                 Notary Public

ELLEN WARREN
NOTARY PUBLIC, STATE OF NEW YORK
NO. 31-4847374
QUALIFIED IN NEW YORK COUNTY
COMMISSION EXPIRES:  JULY 31, 2005


STATE OF NEW JERSEY )
                    )       ss.:
COUNTY OF SUMMERSET )
                   -

                  On the 19th day of May in the year 2003 before me, the undersigned, a Notary Public in and for said State, personally appeared Joseph
J. Flannery, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

(Notarial Seal)                                  /s/ Yonima Frontela
                                                 ------------------------------
                                                 Notary Public
                                                 Reg # 2266304
                                                 My Commission Expires
                                                 October 17, 2005

                                   SCHEDULE A

                                Underlying Notes

GAP MORTGAGE NOTE dated the date hereof in the principal amount of $5,000,000.00 made by Lodgian Denver LLC, Lodgian North Miami LLC, Lodgian Coconut Grove LLC, Lodgian Augusta LLC, Lodgian Florence LLC, Lodgian Fort Mitchell LLC, Lodgian Lafayette LLC, Lodgian Merrimack LLC, Lodgian Hamburg LLC, Lodgian Syracuse LLC, Lodgian Cincinnati LLC, Lodgian Tulsa LLC, Lodgian Jackson LLC, Lodgian Memphis LLC, Lodgian Colchester LLC, Lodgian Bridgeport LLC, Lodgian Fairmont LLC, and Lodgian Morgantown LLC to Lehman Brothers Holdings Inc.

CONSOLIDATED AMENDED AND RESTATED PROMISSORY NOTE dated August 31, 2000 from Impac Hotels II, L.L.C. and Impac Hotels III, L.L.C. to The Capital Company of America LLC in the principal amount of $108,651,655.38, which promissory note consolidates, amends and restates the following notes:

                                 Impac II Notes

         1. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $6,489,309.07 (Clarksburg, WV).

         2. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $4,257,083.66 (Morgantown, VW).

         3. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $3,323,884.40 (Fairmont, WV).

         4. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,918,487.35 (Florence, KY).

         5. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 form Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $7,539,560.20 (Memphis, TN).

         6. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels L.L.C to Nomura Asset Capital Corporation in the principal amount of $8,009,007.01 (Cincinnati, OH).

         7. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $6,964,165.71 (Ft. Mitchell, KY).

         8. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $4,651,284.95 (N. Miami, FL).

         9. Secured Promissory Note dated April 15, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,122,303.00 (Hamburg, NY).

         10. Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $1,821,295.85 (Hamburg, NY).

         11. Secured Promissory Note dated March 12, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,128,901.99 (Syracuse, NY).

         12.      Secured Promissory Note dated May 9, 1997 from Impac Hotels
                  II. L.L.C. to Nomura Asset Capital Corporation in the principal amount of $l,006,788.10 (Syracuse, NY).

         13. Amended, Restated and Consolidated Secured Promissory Note dated December 3, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $24,400,000 (Coconut Grove, FL).

         14. Secured Promissory Note dated July 31, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $4,709,407.15 (Tulsa, OK).

         15. Secured Promissory Note dated November 19, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $16,893,738.61 (Denver, CO).

                                 Impac III Notes

         1. Second Amended and Restated Secured Promissory Note dated December 15, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,877,009.22. (Augusta, GA)

         2. Amended and Restated Secured Promissory Note dated December 16, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $4,025,388.29. (Lafayette, LA)

         3. Second Amended and Restated Secured Promissory Note dated December 16, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,953,646.50. (Merrimack, NH)

         4. Second Amended and Restated Secured Promissory Note dated December 16, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $1,875,754.41. (Jackson, TN)

         5. Second Amended and Restated Secured Promissory Note dated December 16, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,620,319.34. (Colchester, VT)



                                   SCHEDULE B

                                 THE PROPERTIES

Marriott Hotel - 238                  Courtyard - 90                      Fairfield Inn - 105
#0707 DIA                             #1515 LAF                           #4205 JTN
16455 East 40th Circle                214 E. Kaliste Saloom Rd.           535 Wiley Parker Rd.
Aurora, CO 80011                      Lafayette, LA 70508                 Jackson, TN 38305

Mayfair House - 179                   Fairfield Inn - 116                 Holiday Inn Sycamore - 173
#1178 MAY                             #2828 MMK                           #4242 MHI
3000 Florida Ave.                     4 Amherst Rd                        6101 Shelby Oaks Dr.
Miami, FL 33131                       Merrimack, NH 03054                 Memphis, TN 38134

Holiday Inn N. Miami - 98             Holiday Inn - 130                   Fairfield Inn - 117
#1183 MHJ                             #3398 HAM                           #4545 BVT
12210 Biscayne Blvd.                  5440 Camp Rd.                       84 South Park Drive
Miami, FL 33181                       Hamburg, NY 14075                   Colchester, VT 05446

Fairfield Inn - 117                   Holiday Inn - 152                   Holiday Inn - 159
#1265 AUG                             #3348 SYR                           #4899 CWV
201 Boy Scout Rd.                     100 Farrell Rd.                     100 Lodgeville Rd.
Augusta, GA 30909                     Syracuse, NY 13209                  Clarksburg, WV 26330

Holiday Inn - 105                     Hotel                               Holiday Inn - 106
#2050 FHI                             #3535 CND                           #4800 FWV
8050 Holiday Place                    800 West 8th St.                    I-79 and Old Grafton Rd.
Florence, KY 41042                    Cincinnati, OH 45203                Fairmont, WV 26554

Holiday Inn - 214                     Courtyard - 122                     Holiday Inn - 147
#2020 CNS                             #3636 TUL                           #4848 MWV
2100 Dixie Hwy                        3340 South 79th East Ave.           1400 Saratoga Ave.
Ft. Mitchell, KY 41011                Tulsa, OK 74145                     Morgantown, WV 26505